Exhibit 99.1
News Release
JBT Marel Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

JBT Marel Corporation Reports First Quarter 2025 Results

First Quarter 2025 Highlights: (Results are from continuing operations)
◦Achieved quarterly orders of $916 million and backlog of $1.3 billion
◦Revenue totaled $854 million with more than half generated from recurring revenue
◦Earnings per share (EPS) was $(3.35) and adjusted EPS was $0.97
◦Integration is on track, and the Company continues to expect to achieve $35 - $40 million in realized cost synergies for the full year and $80 - $90 million in annualized run rate savings exiting 2025

CHICAGO, May 5, 2025 - JBT Marel Corporation (NYSE and Nasdaq Iceland: JBTM), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported financial results for the first quarter of 2025.

"JBT Marel had a solid start to the year as we outperformed our first quarter expectations," said Brian Deck, Chief Executive Officer. "Orders continue to demonstrate the benefits of our diverse and holistic end-market solutions, with healthy demand in poultry, meat, beverages, pharmaceuticals, and pet food."

"The potential outcomes from global trade and tariff policies are creating increased uncertainty and costs, and we are taking proactive measures to mitigate impacts on our cost exposure, including vendor concessions, price increases, and reshoring of third party suppliers," added Deck.

Comparisons in this news release are to the comparable period of the prior year, unless otherwise noted. An earnings presentation with supplemental information is available on the Company's Investor Relations website at https://ir.jbtc.com/events-and-presentations/.

JBT Marel First Quarter 2025 Results

"Our team delivered strong operational execution, with solid equipment volume and expense management, leading to results that exceeded our guidance," said Matt Meister, Chief Financial Officer.

Beginning in the first quarter of 2025, the Company revised its adjusted income from continuing operations and adjusted EPS calculations to exclude acquisition related amortization expense. The Company believes this change better reflects its core operating earnings and improves comparability versus peers. Prior year periods have been recast to reflect this change.

First quarter 2025 consolidated revenue was $854 million with more than half generated from recurring products and services. Net income from continuing operations of $(173) million included pre-tax charges of $147 million related to the non-cash final settlement of the U.S. pension plan, $74 million in M&A related items, $42 million in acquisition related amortization expense, and $11 million in restructuring costs. Consolidated adjusted EBITDA was $112 million, and consolidated adjusted EBITDA margin was 13.1 percent. Diluted EPS was $(3.35), and adjusted EPS was $0.97. Orders totaled $916 million, and backlog was $1.3 billion.

First quarter 2025 operating cash flow from continuing operations was $34 million, and free cash flow was $18 million. Included in free cash flow was approximately $42 million in one-time M&A related cash payments. As of March 31, 2025, the Company's bank leverage ratio was 3.2x, which includes the benefit of certain run rate synergies. Net debt to trailing twelve months adjusted EBITDA was 3.8x, an improvement of approximately 0.2x from January 2, 2025. Additionally, the Company's liquidity as of March 31, 2025, was approximately $1.3 billion, providing significant flexibility to fund strategic initiatives.

Comparison Summary of Segment and Combined Results

The below tables provide a summary, for comparison purposes, of certain first quarter 2025 and first quarter 2024 financial results for JBT and Marel segments as well as total combined JBT and Marel. The first quarter 2024 information contained in this table is not intended to represent pro forma financial information for JBT Marel as defined in Regulation S-X, Article 11.

	Three Months Ended March 31, 2025
In millions except margin	JBT	Marel	Total
Revenue	$409	$445	$854
Adjusted EBITDA(1)	61	51	112
Adjusted EBITDA margin	14.9%	11.5%	13.1%

	Three Months Ended March 31, 2024
In millions except margin	JBT	Marel (2)	Total
Revenue	$392	$449	$841
Adjusted EBITDA(1)	57	43	100
Adjusted EBITDA margin	14.6%	9.6%	11.9%

(1) Non-GAAP figure. Please see supplemental schedules for adjustments and reconciliations.
(2) Marel results for March 31, 2024, represent converted USD and U.S. GAAP figures.

Synergy Actions and Target Cost Savings

The Company remains on track to deliver expected in-year realized synergy savings of $35 - $40 million and annualized run rate savings of $80 - $90 million exiting 2025. In connection with these efforts, JBT Marel implemented a restructuring plan during the first quarter of 2025 to achieve a portion of its synergy targets and incurred the aforementioned $11 million in restructuring costs. These first quarter 2025 restructuring costs are expected to generate in-year realized savings of $12 - $15 million with annualized run rate savings of $15 - $20 million exiting 2025.

For the full year 2025, the Company expects to incur $25 - $30 million in total restructuring costs. These full year restructuring costs are anticipated to generate in-year realized savings of $20 - $25 million and annualized run rate synergy savings of $50 - $60 million exiting 2025.

Additionally, the Company continues to advance its synergy savings from supply chain initiatives. Based on those supply chain efforts, JBT Marel continues to expect in-year savings of approximately $15 million with annualized run rate savings of approximately $30 million exiting 2025.

JBT Marel Outlook

As a result of macroeconomic uncertainty created by trade policies and tariffs, it is more difficult to ascertain the potential impact on global demand. As a result, the Company has suspended its full year 2025 guidance and chosen to provide second quarter 2025 guidance.

The below table reflects JBT Marel's consolidated guidance for the second quarter of 2025.

Guidance
$ millions except EPS	Q2 2025
Revenue	$885 - $915
Income from continuing operations	$10 - $20
Adjusted EBITDA(1) margin	14.50 - 15.25%
GAAP EPS	$0.20 - $0.40
Adjusted EPS(1)	$1.20 - $1.40

(1) Non-GAAP figure. Please see supplemental schedules for adjustments and reconciliations.

For the second quarter of 2025, the Company's consolidated revenue guidance includes a favorable $10 - $15 million tailwind from foreign exchange translation. JBT Marel expects to incur certain acquisition and restructuring costs, which are included in income from continuing operations and GAAP guidance and excluded from adjusted EPS and adjusted EBITDA calculations. These exclusions include approximately $11 million in restructuring costs, $18 million in M&A related costs, and $41 million in acquisition related amortization expense.

For the second quarter of 2025, the Company anticipates total depreciation and amortization expense to be approximately $61 million. Interest expense is estimated to be approximately $27 million. The Company also expects to generate approximately $3 million in other financing income. The other financing income is related to the hedging strategy for the Term Loan B, which provides access to lower EURIBOR interest rates. The estimated tax rate is 24 - 25 percent.

JBT Marel expects that current tariff policies will create direct impacts to its cost of goods sold and is implementing short-term mitigation actions. Additionally, the Company believes that there could be impact to demand from the evolving tariff uncertainty. JBT Marel believes it is well positioned to maintain its global competitiveness as a result of its expansive global manufacturing footprint and holistic solutions offering. Please refer to the supplemental earnings presentation for incremental information.

Earnings Conference Call

A conference call is scheduled for 11:00 a.m. ET on Monday, May 5, 2025, to discuss first quarter 2025 results. A simultaneous webcast and audio replay of the call will be available on the Company’s Investor Relations website at https://ir.jbtc.com/events-and-presentations/.

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JBT Marel Corporation (NYSE and Nasdaq Iceland: JBTM) is a leading global technology solutions provider to high-value segments of the food & beverage industry. JBT Marel brings together the complementary strengths of both the JBT and Marel organizations to transform the future of food. JBT Marel provides a unique and holistic solutions offering by designing, manufacturing, and servicing cutting-edge technology, systems, and software for a broad range of food and beverage end markets. JBT Marel aims to create better outcomes for customers by optimizing food yield and efficiency, improving food safety and quality, and enhancing uptime and proactive maintenance, all while reducing waste and resource use across the global food supply chain. JBT Marel employs approximately 11,700 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 30 countries. For more information, please visit www.jbtmarel.com.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond JBT Marel's ability to control. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by JBT Marel will be achieved. These forward-looking statements include, among others, statements relating to our business and our results of operations, including our outlook, the benefits or results of our acquisition of Marel hf. (the "Marel Transaction"), our strategic plans, our restructuring plans and expected cost savings from those plans and our liquidity. The factors that could cause our actual results to differ materially from expectations include, but are not limited, to the following factors: the inability to successfully integrate the legacy businesses of JBT and Marel, operationally, technologically, culturally or otherwise, in a manner that permits the combined company to achieve the benefits and synergies anticipated from the Marel Transaction on the anticipated timeline or at all; fluctuations in our financial results; changes to trade regulation, quotas, duties or tariffs; unanticipated delays or accelerations in our sales cycles; deterioration of economic conditions, including impacts from supply chain delays and reduced material or component availability; inflationary pressures, including increases in energy, raw material, freight and labor costs; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; fluctuations in currency exchange rates; changes in food consumption patterns; impacts of pandemic illnesses, food borne illnesses and diseases to various agricultural products; weather conditions and natural disasters; the impact of climate change and environmental protection initiatives; acts of terrorism or war, including the ongoing conflicts in Ukraine and the Middle East; termination or loss of major customer contracts and risks associated with fixed-price contracts, particularly during periods of high inflation; customer sourcing initiatives; competition and innovation in our industries; our ability to develop and introduce new or enhanced products and services and keep pace with technological developments; difficulty in developing, preserving and protecting our intellectual property or defending claims of infringement; catastrophic loss at any of our facilities and business continuity of our information systems; cyber-security risks such as network intrusion or ransomware schemes; loss of key management and other personnel; potential liability arising out of the installation or use of our systems; our ability to comply with U.S. and international laws governing our operations and industries; increases in tax liabilities; work stoppages; our ability to remediate the material weaknesses relating to the Marel financial statements; availability of and access to financial and other resources; and the factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in any future Quarterly Report on Form 10-Q. If one or more of those or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement made by us or on our behalf, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.

JBT Marel provides non-GAAP financial measures in order to increase transparency in our operating results and trends. These non-GAAP measures eliminate certain costs or benefits from, or change the calculation of, a measure as calculated under U.S. GAAP. By eliminating these items, JBT Marel provides a more meaningful comparison of our ongoing operating results, consistent with how management evaluates performance. Management uses these non-GAAP measures in financial and operational evaluation, planning and forecasting.

These calculations may differ from similarly-titled measures used by other companies. The non-GAAP financial measures disclosed are not intended to be used as a substitute for, nor should they be considered in isolation of, financial measures prepared in accordance with U.S. GAAP.

Investors & Media:

Marlee Spangler
JBTMarel.IR@jbtc.com
+1 (312) 861-5784

JBT MAREL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenue	$854.1	$392.3
Cost of sales	561.6	252.0
Gross profit	292.5	140.3
Gross profit margin	34.2%	35.8%

Selling, general and administrative expense	281.7	103.7
Research and development	33.6	6.4
Restructuring expense	10.6	1.1
Operating (loss) income	(33.4)	29.1
Operating (loss) income margin	(3.9)%	7.4%

Pension expense, other than service cost	146.8	1.0
Other income	2.0	—
Interest expense (income), net	41.0	(2.8)
(Loss) income from continuing operations before income taxes	(219.2)	30.9
Income tax provision	(46.2)	8.1
Equity in net earnings of unconsolidated affiliate	—	(0.1)
(Loss) income from continuing operations	(173.0)	22.7
Income from discontinued operations, net of taxes	—	0.1
Net (loss) income	$(173.0)	$22.8

Basic (loss) earnings per share from:
Continuing operations	$(3.35)	$0.71
Discontinued operations	—	—
Net (loss) income	$(3.35)	$0.71

Diluted (loss) earnings per share from net income from:
Continuing operations	$(3.35)	$0.71
Discontinued operations	—	—
Net (loss) income	$(3.35)	$0.71

Weighted average shares outstanding:
Basic	51.7	32.0
Diluted	51.7	32.2

Other business information from continuing operations:
Inbound orders	916.1	388.5
Orders backlog	1,310.5	663.6

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
(Loss) income from continuing operations	$(173.0)	$(6.9)	$38.1	$30.7	$22.7
Non-GAAP adjustments
Restructuring related costs(1)	10.6	0.3	(0.2)	0.2	1.1
M&A related costs(2)	74.4	53.3	12.9	14.5	5.2
Amortization of bridge financing debt issuance cost	12.4	4.7	1.2	1.2	—
Acquisition related amortization and depreciation	41.7	11.4	11.0	11.1	11.1
Impact on tax provision from Non-GAAP adjustments(3)	(31.0)	(16.7)	(6.3)	(6.8)	(4.3)
Recognition of non-cash pension plan related settlement costs	146.9	23.3	—	—	—
Impact on tax provision from non-cash pension plan related settlement costs	(37.1)	(6.0)	—	—	—
Discrete tax adjustment from M&A activity	5.4	—	—	—	—
Deferred tax benefit related to an internal reorganization	—	—	—	(8.8)	—
Adjusted income from continuing operations	$50.3	$63.4	$56.7	$42.1	$35.8

(Loss) income from continuing operations	$(173.0)	$(6.9)	$38.1	$30.7	$22.7
Total shares and dilutive securities	51.7	32.2	32.2	32.2	32.2
Diluted earnings per share from continuing operations	$(3.35)	$(0.21)	$1.18	$0.95	$0.71

Adjusted income from continuing operations	$50.3	$63.4	$56.7	$42.1	$35.8
Total shares and dilutive securities	51.9	32.2	32.2	32.2	32.2
Adjusted diluted earnings per share from continuing operations	$0.97	$1.97	$1.76	$1.31	$1.11

(1) Costs incurred as a direct result of the restructuring program are excluded because they are not part of the ongoing operations of our underlying business.

(2) M&A related costs include integration costs, amortization of inventory step-up from business combinations, impacts of foreign currency derivatives and trades to hedge variability of exchange rates on the cash consideration paid for business combination, advisory and transaction costs for both potential and completed M&A transactions and strategy. M&A related costs are excluded as they are not part of the ongoing operations of our underlying business.

(3) Impact on tax provision was calculated using the enacted rate for the relevant jurisdiction for each period shown.

The above table reports adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures. We use these measures internally to make operating decisions and for the planning and forecasting of future periods, and therefore provide this information to investors because we believe it allows more meaningful period-to-period comparisons of our ongoing operating results, without the fluctuations in the amount of certain costs that do not reflect our underlying operating results.

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended March 31,
	2025	2024
(Loss) income from continuing operations	$(173.0)	$22.7
Income tax provision	(46.2)	8.1
Interest expense (income), net	41.0	(2.8)
Other financing income(1)	(2.0)	—
Pension expense, other than service cost(2)	146.8	1.0
Restructuring related costs(3)	10.6	1.1
M&A related costs(4)	74.4	5.2
Depreciation and amortization(5)	60.6	22.1
Adjusted EBITDA from continuing operations	$112.2	$57.4

Total revenue	$854.1	$392.3
Adjusted EBITDA margin	13.1%	14.6%

(1) Other financing income represents transaction gains from fair value hedges on our foreign currency denominated debt, and are considered non-operating as they relate to our cost of borrowing on this debt.

(2) Pension expense, other than service cost is excluded as it represents all non service-related pension expense, which consists of non-cash interest cost, expected return on plan assets, amortization of actuarial gains and losses, and settlement charges.

(3) Costs incurred as a direct result of the restructuring program are excluded because they are not part of the ongoing operations of our underlying business.

(4) M&A related costs include integration costs, amortization of inventory step-up from business combinations, impacts of foreign currency derivatives and trades to hedge variability of exchange rates on the cash consideration paid for business combination, advisory and transaction costs for both potential and completed M&A transactions and strategy. M&A related costs are excluded as they are not part of the ongoing operations of our underlying business.

(5) Depreciation and amortization, including the acquisition related amortization and depreciation expense, is excluded to determine EBITDA.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe that adjusted EBITDA is useful to investors as a measure of the Company’s operational performance and a way to evaluate and compare operating performance against peers in the Company's industry.

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended March 31, 2025
	JBT	Marel	Total
Segment adjusted EBITDA	$60.8	$51.4	$112.2
Segment revenue	408.8	445.3	854.1
Segment adjusted EBITDA margin	14.9%	11.5%	13.1%

JBT MAREL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$101.0	$1,228.4
Restricted cash	18.0	—
Trade receivables, net of allowances	543.9	335.1
Inventories	613.5	233.1
Other current assets	212.1	66.7
Total current assets	1,488.5	1,863.3
Property, plant and equipment, net	742.9	233.7
Goodwill	2,834.1	769.1
Intangible assets, net	2,621.9	340.9
Other assets	311.9	206.8
Total assets	$7,999.3	$3,413.8

Liabilities and Stockholders' Equity
Short-term debt	$21.4	$—
Accounts payable, trade and other	282.2	131.0
Advance and progress payments	496.1	194.1
Other current liabilities	383.7	210.4
Total current liabilities	1,183.4	535.5
Long-term debt, less current portion	1,966.1	1,252.1
Accrued pension and other post-retirement benefits, less current portion	16.2	19.3
Other liabilities	726.3	62.7

Common stock and additional paid-in capital	2,727.8	232.8
Retained earnings	1,358.0	1,535.9
Accumulated other comprehensive loss	21.5	(224.5)
Total stockholders' equity	4,107.3	1,544.2
Total liabilities and stockholders' equity	$7,999.3	$3,413.8

JBT MAREL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Three Months Ended March 31,
	2025	2024
Cash flows from continuing operating activities
Net (loss) income	$(173.0)	$22.8
Less: Income from discontinued operations, net of taxes	—	0.1
(Loss) income from continuing operations	(173.0)	22.7

Adjustments to reconcile income to cash provided by operating activities
Depreciation and amortization	60.6	22.1
Stock-based compensation	4.8	4.2
Other	174.1	2.4

Changes in operating assets and liabilities
Trade accounts receivable, net	18.0	(14.2)
Inventories	(12.9)	(13.2)
Accounts payable, trade and other	20.9	8.6
Advance and progress payments	31.8	(7.9)
Other - assets and liabilities, net	(89.9)	(14.3)
Cash provided by continuing operating activities	34.4	10.4

Cash flows from continuing investing activities
Acquisitions, net of cash acquired	(1,746.0)	—
(Payments) proceeds from sale of AeroTech, net	(0.2)	2.8
Capital expenditures	(20.0)	(10.5)
Other	0.6	0.5
Cash required by continuing investing activities	(1,765.6)	(7.2)

Cash flows from continuing financing activities
Net payments of domestic credit facilities, net of debt issuance costs	(187.6)	—
Proceeds from Term Loan B, net of debt issuance costs	890.4	—
Settlement of deal contingent hedge	(42.5)	—
Dividends	(5.3)	(3.2)
Other	(33.6)	(2.9)
Cash provided (required) by continuing financing activities	621.4	(6.1)

Net decrease in cash and cash equivalents from continuing operations	(1,109.8)	(2.9)
Net cash required by discontinued operations	—	(0.2)
Effect of foreign exchange rate changes on cash and cash equivalents	0.4	(1.2)
Net decrease in cash and cash equivalents	(1,109.4)	(4.3)

Cash and cash equivalents from continuing operations, beginning of period	1,228.4	483.3
Add: Cash and cash equivalents from discontinued operations, beginning of period	—	—
Add: Net decrease in cash and cash equivalents	(1,109.4)	(4.3)
Less: Cash and cash equivalents from discontinued operations, end of period	—	—
Cash and cash equivalents from continuing operations, end of period	$119.0	$479.0

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW
(Unaudited and in millions)

	Three Months Ended March 31,
	2025	2024
Cash provided by continuing operating activities	$34.4	$10.4
Less: capital expenditures	20.0	10.5
Plus: proceeds from disposal of assets	0.6	0.5
Plus: pension contributions	2.8	0.3
Free cash flow (FCF)	$17.8	$0.7

The above table reports free cash flow, which is a non-GAAP financial measure. We use free cash flow internally as a key indicator of our liquidity and ability to service debt, invest in business combinations, and return money to shareholders and believe this information is useful to investors because it provides an understanding of the cash available to fund these initiatives. For free cash flow purposes, we consider contributions to pension plans to be more comparable to payment of debt, and therefore exclude these contributions from the calculation of free cash flow. Additionally, we exclude the income taxes on gain from sale of AeroTech as these represent one-time taxes paid on the sale of a discontinued operation that are not representative of taxes from operations.

JBT MAREL CORPORATION
NET DEBT CALCULATION
(Unaudited and in millions)

	As of Quarter Ended			Change From
	Q1 2025	Q4 2024	Q1 2024	PQ	PY
Total debt	$1,987.5	$1,252.1	$647.0	$735.4	$1,340.5
Cash and marketable securities	(101.0)	(1,228.4)	(479.0)	1,127.4	378.0
Net debt	$1,886.5	$23.7	$168.0	$1,862.8	$1,718.5

JBT MAREL CORPORATION
BANK TOTAL NET LEVERAGE RATIO CALCULATION
(Unaudited and in millions)

Q1 2025
Total debt	$1,987.5
Cash and marketable securities	(101.0)
Net debt	1,886.5
Other items considered debt under the credit agreement	37.9
Consolidated total indebtedness(1)	$1,924.4

Trailing twelve months Adjusted EBITDA from continuing operations	349.8
Pro forma EBITDA of recent acquisitions(2)	141.2
Trailing twelve months pro forma adjusted EBITDA	491.0
Other adjustments net to earnings under the credit agreement	105.1
Consolidated EBITDA(1)	$596.1

Bank total net leverage ratio (Consolidated Total Indebtedness / Consolidated EBITDA)	3.2

Total net debt to trailing twelve months Adjusted EBITDA from continuing operations	3.8

(1) As defined in the credit agreement.

(2) Pro forma EBITDA related to the acquisitions in the prior twelve months

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(Unaudited and in cents)

Guidance
Q2 2025
Diluted earnings per share from continuing operations	$0.20 - $0.40
Non-GAAP adjustments
Restructuring related costs(1)	0.21
M&A related costs(2)	0.35
Acquired asset depreciation and amortization(3)	0.79
Impact on tax provision from Non-GAAP adjustments(5)	(0.35)
Adjusted diluted earnings per share from continuing operations	$1.20 - $1.40

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA GUIDANCE
(Unaudited and in millions)
Guidance
Q2 2025
(Loss) from continuing operations	$10.0 - $20.0
Income tax provision	$3.0 - $6.0
Interest expense, net	~ 27.0
Other financing income(4)	~ (3.0)
Restructuring related costs(1)	~ 11.0
M&A related costs(2)	~ 18.0
Depreciation and amortization	~ 61.0
Adjusted EBITDA from continuing operations	$128.0 - $140.0

(1) Restructuring related costs is estimated to be approximately $11 million for the second quarter of 2025. The amount has been divided by our estimate of 51.9 million total shares and dilutive securities to derive earnings per share.

(2) M&A related costs are estimated to be approximately $18 million for the second quarter of 2025, which includes $7M of integration costs and $11M of Inventory step up. The amount has been divided by our estimate of 51.9 million total shares and dilutive securities to derive earnings per share.

(3) Acquired asset depreciation and amortization is expected to be $41M for the second quarter of 2025, related to Purchase Price Allocation and Fixed Asset Step-up. The amount has been divided by our estimate of 51.9 million total shares and dilutive securities to derive earnings per share.

(4) Other financing income is estimated to be approximately $3 million for the second quarter of 2025. The amount has been divided by our estimate of 51.9 million total shares and dilutive securities to derive earnings per share.

(5) Impact on tax provision for the second quarter of 2025 was calculated using a tax rate of approximately 24 - 25%.